EXHIBIT 23.2






                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Herley Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of Herley Industries, Inc. on Form S-3 of our report dated October 13, 1994 on the consolidated statements of operations, stockholders' equity and cash flows for the 52 weeks ended July 31, 1994, appearing in the Annual Report on Form 10-K of Herley Industries, Inc. for the year ended July 28, 1996 and to the reference to us under the heading "Experts" in this Registration Statement.

                                   /s/
                                   WOLINETZ, GOTTLIEB AND LAFAZAN P.C.





Rockville Centre, New York
January 9, 1997